Exhibit 99.1

Reports Second Quarter 2005 Results; Broad-Based Sales Strength and Significant EPS Growth

    MINNEAPOLIS--(BUSINESS WIRE)--June 1, 2005--ADC (NASDAQ:ADCT):

    -- Net Sales from Continuing Operations Were $316 Million, Up 30% from 1Q05 and 106% from 2Q04 (Excluding KRONE Sales, 2Q05 Net Sales Up 34% from 2Q04)

    -- Better Than Expected Sales Were Broad-based -- Driven by KRONE Sales of $110 Million and Strong Sales Growth in Connectivity and OmniReach(TM) Fiber-to-the-X Solutions, as well as Digivance(R) Wireless Systems and Professional Services

    -- International Sales Were 45% of Total Sales; United States Sales Grew 47% from 1Q05

    -- Operating Expenses (Excluding Restructuring and Impairment Charges) at 25.9% of Sales Is Best Level Since 1980s and
        Compares to 31.3% in 1Q05 and 35.3% in 2Q04

    --  Operating Margin (Excluding Restructuring and Impairment
        Charges) Improves to 11.1% in 2Q05 From 2.2% in 1Q05 and 5.5%
        in 2Q04

    --  $0.28 GAAP Diluted Earnings Per Share (EPS) from 2Q05
        Continuing Operations (Includes $0.03 of Restructuring and Impairment Charges and $0.03 Gain on Sale of Fixed Assets), Up from $0.12 or 133% in 1Q05 and Loss of $0.03 in 2Q04

    -- Total Cash and Securities (Short- and Long-term) Were $586 Million at Quarter End

    ADC (NASDAQ:ADCT) (www.adc.com) today announced results for its second fiscal quarter ended April 29, 2005 prepared in accordance with generally accepted accounting principles (GAAP). The results are summarized below for ADC and its operating segments, Broadband Infrastructure and Access, and Professional Services, on a continuing operations basis.
    "Our mission for 2005 is profitable growth and we have delivered better than expected results through the first half of fiscal 2005. The strong performance in our second quarter was a result of increased sales across our broad family of communications infrastructure products and services, improved gross margins to 37.1% and reduced operating expenses (excluding restructuring and impairment charges) to 25.9% of sales, which is the most efficient percentage ADC has operated at since the 1980s," said Robert E. Switz, president and CEO of ADC. "Our better than expected second quarter sales of $316 million grew 30% from the first quarter of 2005 and 106% from last year's second quarter. Excluding KRONE's sales, ADC's second quarter sales grew 34% year-over-year. This significant growth was driven by strong contributions from our copper and fiber connectivity solutions, OmniReach Fiber-to-the-X (FTTX) products, Digivance wireless systems and professional services, as well as the KRONE acquisition. We will continue our focus on sales growth and lowering our cost of operations as we execute on our plans for long-term profitable growth."



GAAP Results (dollars in millions, except per share amounts), Continuing Operations

                                             2005     2005     2004
                                            Second    First   Second
ADC Results                                 Quarter  Quarter  Quarter
-----------                                 -------  -------  -------
Net sales                                 $   315.7    243.4    153.6
   Percent outside U.S.                        44.7%    51.1%    29.8%
Gross margin                                   37.1%    33.5%    40.8%
Restructuring and impairment charges      $     3.8      3.2     11.6
Operating margin                                9.9%     0.9%   (2.1)%
Income (loss) from continuing operations $ 34.5 13.6 (3.1) Earnings (loss) per share from
   continuing operations - diluted        $    0.28     0.12    (0.03)

Earnings per share are calculated giving effect to the one-for-seven reverse stock split, which became effective on May 10, 2005.


GAAP Segment Results (dollars in millions), Continuing Operations
Results for our two operating segments, Broadband Infrastructure and Access (BIA) and Professional Services (PS) are summarized below.

                                             BIA      PS  Consolidated
                                             ---      --  ------------
2005 Second Quarter:
Net sales                               $  248.7   67.0         315.7
Restructuring and impairments           $    3.0    0.8           3.8
Operating income (loss)                 $   37.4   (6.0)         31.4
2005 First Quarter:
Net sales                               $  186.3   57.1         243.4
Restructuring and impairments           $    2.4    0.8           3.2
Operating income (loss)                 $    6.9   (4.7)          2.2
2004 Second Quarter:
Net sales                               $  119.7   33.9         153.6
Restructuring and impairments           $    9.0    2.6          11.6
Operating income (loss)                 $    6.0   (9.2)         (3.2)


    ADC's Strong EPS Growth Boosted by Significant Improvement in
Operating Margin

    "In addition to broad-based sales strength, our strong growth in GAAP diluted EPS from continuing operations to $0.28 in the second quarter of 2005 was boosted by significant progress in improving ADC's operating margin (excluding restructuring and impairment charges of $3.8 million) to 11.1%. This outstanding operating margin performance compares to 2.2% in the first quarter of 2005 (excluding restructuring and impairment charges of $3.2 million) and 5.5% in the second quarter of 2004 (excluding restructuring and impairment charges of $11.6 million)," said Gokul Hemmady, ADC's chief financial officer. "We remain focused on improving our operating margins through an emphasis on continued operational efficiencies, such as renegotiated purchasing agreements, moving production of certain products to lower-cost locations and achieving improved fixed-cost efficiencies as production volumes increase. We are also improving operational efficiencies through transitioning to a single worldwide enterprise resource planning system as well as to shared service centers supporting each of our three global regions. We expect these actions combined with growing sales to contribute to long-term earnings growth."

    Other GAAP Data & Related Statistics

    Certain ADC balance sheet and cash flow information on a GAAP basis and related statistics are summarized below.



Balance Sheet Data and Related Statistics April 29, Jan. 28, April 30,
(dollars in millions)                          2005     2005      2004
-----------------------------------------      ----     ----      ----
Cash and cash equivalents - unrestricted $   100.3     88.4      68.7
Short-term available for sale securities $   448.4    425.0     672.7
Long-term available for sale securities  $    18.3     29.1      16.6
Restricted cash                          $    19.1     24.9      18.0
                                          --------- -------- ---------
Total cash and securities                $   586.1    567.4     776.0
                                          ========= ======== =========
Current ratio                                  3.4      3.4       4.2
Long-term notes payable                  $   400.0    400.0     400.0


    ADC's total cash and securities (short- and long-term) were $586 million on April 29, 2005. The increase from the previous quarter was primarily a result of the collection of a note receivable and proceeds from fixed asset sales. The decrease from April 30, 2004 was primarily a result of the KRONE acquisition in May 2004 partially offset by proceeds received from divestitures, the collection of a note receivable and proceeds from fixed asset sales. ADC believes that the resulting cash and securities balance is sufficient for organic growth plans for ADC's core business as $200 million of convertible notes do not mature until June 15, 2008, and the other $200 million of convertible notes do not mature until June 15, 2013. All convertible notes have a conversion price of $28.091 per share. In addition, ADC's deferred tax assets, which are nearly fully reserved at this time, should reduce its income tax payable on taxable earnings in future years.



                                                2005    2005    2004
Cash Flow Data and Related Statistics          Second   First  Second
(dollars in millions)                          Quarter Quarter Quarter
---------------------------------------------- ------- ------- -------
Total cash provided by (used in) operating
 activities from continuing operations        $  (0.9)  (17.6)   17.5
Total cash provided by (used in) operating
 activities from discontinued operations      $  (0.3)    1.5   (13.9)
Days sales outstanding                           54.7    53.7    52.2
Inventory turns - annualized                      6.4     5.9     5.3
Depreciation and amortization                 $  13.5    13.9     9.0
Property and equipment additions, net of
 (disposals)                                  $  (9.4)    1.5     3.7


    In the quarter ended April 29, 2005, total cash used by operating activities from continuing operations was a result of increased income in the quarter being more than offset by growth in working capital investments. Growth in working capital investments resulted primarily from higher accounts receivables and inventory builds due to broad-based sales strength partially offset by increased current liabilities. In the quarter ended January 28, 2005, total cash used by operating activities from continuing operations was partially driven by inventory builds for future shipments of OmniReach FTTX and wireless products and the pay down of current liabilities. These uses were partially offset by positive income and receivables collections. In the quarter ended April 30, 2004, total cash provided by operating activities from continuing operations was primarily from working capital changes and income excluding non-cash adjustments primarily for depreciation and amortization expense.
    Total employees were approximately 8,600 as of April 29, 2005 compared to approximately 7,600 as of January 28, 2005 and approximately 5,900 as of April 30, 2004. The increase in employees from January 28, 2005 was primarily a result of increased manufacturing capacity in Mexico to support higher sales volumes. The year-over-year increase of employees in the quarter was primarily a result of the KRONE acquisition and increased manufacturing capacity in Mexico to support higher sales volumes offset by divestitures in 2004 and workforce reductions related to the integration of the KRONE acquisition.

    Review of Operating Segments

    Sales from ADC's operating segments from continuing operations are summarized above. Commentary on the changes in the sales results follows.

    Broadband Infrastructure and Access (BIA)

    On a quarterly sequential basis from the first quarter of 2005, BIA sales of $249 million in the second quarter of 2005 were 33% higher due to broad-based sales of ADC's comprehensive communications infrastructure solutions. This strong sequential growth was primarily driven by a 17% increase in KRONE product sales, a 38% increase in OmniReach Fiber-to-the-X product sales, a 42% increase in ADC's copper connectivity sales, a 38% increase in ADC's traditional fiber connectivity sales, a 442% increase in Digivance wireless systems sales and a 13% increase in wireline systems sales. Comparing second quarters on a year-over-year basis, BIA sales were $129 million higher as a result of the $93 million addition of KRONE product sales in the second quarter of 2005 due to the acquisition being finalized on May 18, 2004, as well as strong growth in ADC's copper and fiber connectivity sales, OmniReach FTTX sales and Digivance wireless sales partially offset by lower sales primarily in the wireline systems business.

    Professional Services

    On a quarterly sequential basis from the first quarter of 2005, Professional Services sales of $67 million in the second quarter of 2005 increased 17% primarily as a result of growth in the United States mainly from work on wireless network deployments and increased work on data centers and telecom testing labs. Comparing second quarters on a year-over-year basis, 2005 sales for Professional Services increased by $33 million primarily as a result of the $17 million addition of KRONE Service sales as described in the BIA commentary, as well as growth primarily in the United States mainly from work on wireless network deployments and increased work on data centers and telecom testing labs.



Restructuring Charges, Acquired Intangibles Amortization and Certain Nonoperating Gains/Losses

The table below shows the impact of restructuring charges, acquired intangibles amortization and certain non-operating gains/losses included in GAAP results. In addition, the table reconciles GAAP results to adjusted income (loss) from continuing operations and related earnings per share.



Reconciliation                                  2005    2005    2004
(dollars in millions,                          Second   First  Second
 except per share amounts)                     Quarter Quarter Quarter
---------------------------------------------  ------- ------- -------
GAAP income (loss) from continuing Operations $  34.5    13.6    (3.1)
Restructuring charges                         $   3.2     3.2    10.1
Impairment charges                            $   0.6       -     1.5
Acquired intangibles amortization             $   2.6     2.6       -
(Gain) on sale of note receivable             $     -    (9.0)      -
                                               ------- ------- -------
Adjusted income from continuing Operations    $  40.9    10.4     8.5
                                               ======= ======= =======
Adjusted earnings per share from Continuing
 operations - diluted                         $  0.33    0.09    0.07
                                               ======= ======= =======
Average shares outstanding - diluted
 (millions)                                     130.5   115.9   115.4
Convertible note interest add back
    in EPS computation                            2.0       -       -


    Outlook

    The following guidance is presented on a GAAP basis. When it reports future results, ADC intends to show the impact of restructuring and impairment charges, acquired intangibles amortization and certain non-operating gains/losses included in its actual GAAP results. Depending on sales mix and other factors, ADC currently estimates that sales in the third quarter of fiscal 2005 will be around $310-$320 million (approximately 36%-41% higher than third quarter 2004) and GAAP diluted earnings per share from continuing operations will be around $0.26-$0.30 (compares to $0.03 in the third quarter 2004), subject to reductions for any significant restructuring and impairment charges and certain non-operating gains/losses the amounts of which are uncertain at this time.
    This guidance takes into account the following three items in GAAP diluted earnings per share from continuing operations:

    -- Gain on sale of fixed assets of $0.03 per diluted share in the second quarter of 2005;

    -- Increased expense estimated to be around $0.01 per diluted share in the third quarter of 2005 compared to the second quarter of 2005 related to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

    -- An estimated provision for income taxes of around $2 to $3 million per quarter.

    As a result of sales and earnings running higher than previously expected for both the second and third quarters of fiscal 2005, ADC believes it is difficult to forecast fiscal fourth quarter 2005 sales and GAAP diluted earnings per share at this time. Currently, ADC expects that sales and GAAP diluted earnings per share in the fourth quarter of fiscal 2005 will be comparable to the estimated results of the third quarter of fiscal 2005. This fourth quarter 2005 expectation compares to fourth quarter 2004 sales of $266 million and GAAP diluted earnings per share of $0.13.
    This guidance assumes operating margins of around 11% to 12% based on gross margins of around 37% to 38%, depending on sales mix, and operating expenses at around 25% to 27% of sales, depending on the actual amount of the above-mentioned expenses related to Section 404 of the Sarbanes-Oxley Act of 2002, other variable expenses and subject to any significant restructuring and impairment charges of which the amounts are uncertain at this time. ADC remains focused on progressing toward its long-term goal of operating margins in the range of 14%-18% in the next 2-3 years. This goal assumes gross margins of around 38%-41% and operating expenses of around 23%-24% of sales, subject to any significant restructuring and impairment charges of which the amounts are uncertain at this time.
    For the calculation of GAAP diluted earnings per share (EPS) from continuing operations, this guidance is based on the if-converted method, which assumes that our convertible notes are converted to equity. This method results in the fully diluted EPS calculation for continuing operations using a:

    -- Numerator of the sum of income from continuing operations plus a convertible note interest add back of around $2.0-$2.5 million per quarter.

    -- Denominator of around 130-133 million average shares outstanding.

    Starting in the third quarter of fiscal 2002, the tax benefits of ADC's pre-tax losses have been added to deferred tax assets with an offsetting valuation reserve. As of April 29, 2005, ADC had a total of $1,050 million in deferred tax assets (primarily for U.S. income taxes) that have been offset by a nearly full valuation reserve and as a result have been shown on the balance sheet at an insignificant amount. Approximately $227 million of these deferred tax assets relate to capital loss carryovers that can be utilized only against realized capital gains through October 31, 2009. As it generates pre-tax income in future periods, ADC currently expects to record minimal income tax expense until either its deferred tax assets are fully utilized to reduce future income tax liabilities or the value of its deferred tax assets are restored on the balance sheet. Excluding the deferred tax assets related to capital loss carryovers, most of the remaining deferred tax assets are not expected to expire until after 2021.
    A copy of this news release, including the financial guidance it contains, can be accessed at http://www.adc.com/investorrelations/newsandcommunications/ earningsreleases/. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    Today's Earnings Conference Call And Webcast at 5:00 p.m. Eastern

    ADC will discuss its second quarter 2005 results and current outlook on a conference call scheduled today, June 1, at 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489 or on the Internet at www.adc.com/investor, by clicking on Webcasts. Starting today at 6:30 p.m. Eastern time, the replay of the call can be accessed until 11:59 p.m. Eastern time on June 7 by domestic callers at (800) 642-1687 and by international callers at (706) 645-9291 (conference ID number is 5959903) or on the Internet at www.adc.com/investor, by clicking on Webcasts.

    About ADC

    ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC's innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 150 countries. Learn more about ADC at www.adc.com.
    Cautionary Statement under the Private Securities Litigation Reform Act of 1995
    All forward-looking statements contained herein, particularly those pertaining to ADC's expectations or future operating results, reflect management's current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions that any forward-looking statements made by us in this report or in other announcements made by us are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation: the magnitude and duration of the recovery from the significant downturn in the communications equipment industry which began in 2001, particularly with respect to the demand for equipment by telecommunication service providers, from which a majority of our sales are derived; our ability to restructure our business to achieve and maintain operating profitability; macroeconomic factors that influence the demand for telecommunications services and the consequent demand for communications equipment; possible consolidation among our customers, competitors or vendors which could cause disruption in our customer relationships or displacement of us as an equipment vendor to the surviving entity in a customer consolidation; our ability to keep pace with rapid technological change in our industry; our ability to make the proper strategic choices with respect to product line acquisitions or divestitures; our ability to integrate the operations of any acquired businesses with our own operations; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our sales as well as potential sales growth in market segments we presently feel have the greatest growth potential; fluctuations in our operating results from quarter-to-quarter, which are influenced by many factors outside of our control, including variations in demand for particular products in our portfolio which have varying profit margins; the impact of regulatory changes on our customers' willingness to make capital expenditures for our equipment and services; financial problems, work interruptions in operations or other difficulties faced by some of our customers, which can influence future sales to these customers as well as our ability to collect amounts due us; economic and regulatory conditions outside of the United States, as approximately 47% of our sales come from non-U.S. jurisdictions; our ability to protect our intellectual property rights and defend against infringement claims made by third parties; possible limitations on our ability to raise additional capital if required, either due to unfavorable market conditions, lack of investor demand or the current corporate charter limitation on our ability to issue additional shares of common stock; our ability to attract and retain qualified employees; our ability to maintain key competencies during a period of reduced resources and restructuring; potential liabilities that could arise if there are design or manufacturing defects with respect to any of our products; our ability to obtain raw materials and components, and our increased dependence on contract manufacturers to make certain of our products; changes in interest rates, foreign currency exchange rates and equity securities prices, all of which will impact our operating results; our ability to successfully defend or satisfactorily settle our pending litigation; and other risks and uncertainties, including those identified in the Risk Factors included in Exhibit 99 of ADC's Quarterly Report on Form 10-Q for the fiscal quarter ended January 28, 2005. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEETS - UNAUDITED
                            (In millions)

                                ASSETS

                                                 April 29, October 31,
                                                   2005       2004
                                                ----------------------

CURRENT ASSETS:
   Cash and cash equivalents                        $100.3      $67.0
   Short-term marketable securities                  448.4      434.6
   Accounts receivable                               191.9      158.0
   Unbilled revenue                                   55.8       36.5
   Inventories                                       123.9       97.8
   Assets of discontinued operations                     -       16.6
   Prepaid and other current assets                   34.2       25.1
                                                ----------------------

      Total current assets                           954.5      835.6

 PROPERTY AND EQUIPMENT, net                         219.0      233.0

 ASSETS HELD FOR SALE                                    -        6.6

 RESTRICTED CASH                                      19.1       21.9

 GOODWILL                                            175.8      180.1

 INTANGIBLES                                          87.9       93.0

 LONG-TERM MARKETABLE SECURITIES                      18.3       26.8

 OTHER ASSETS                                         24.6       31.1

                                                ----------------------
   TOTAL ASSETS                                   $1,499.2   $1,428.1
                                                ======================



                 LIABILITIES & SHAREOWNERS' INVESTMENT

 CURRENT LIABILITIES:
   Accounts payable                                  $86.5      $72.8
   Accrued compensation and benefits                  58.7       65.9
   Other accrued liabilities                          78.9       81.4
   Income taxes payable                               25.9       27.6
   Restructuring accrual                              30.0       38.4
   Liabilities of discontinued operations                -       15.6
   Notes payable                                       0.3        0.3
                                                ----------------------

      Total current liabilities                      280.3      302.0


   PENSION OBLIGATIONS & OTHER LT OBLIGATIONS         69.9       66.8
   LONG-TERM NOTES PAYABLE                           400.0      400.0
                                                ----------------------
      Total liabilities                              750.2      768.8

   SHAREOWNERS' INVESTMENT
      (115.8 and 115.7 shares outstanding)           749.0      659.3

                                                ----------------------
   TOTAL LIABILITIES AND SHAREOWNERS' INVESTMENT  $1,499.2   $1,428.1
                                                ======================


            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                              GAAP BASIS
               (In Millions, Except Per Share Amounts)

                                                         For the
                       For the Three Months Ended   Six Months Ended
                      ---------------------------- -------------------
                      April 29, Jan. 28, April 30, April 29, April 30,
                        2005      2005     2004      2005      2004
                      --------- -------- --------- --------- ---------
NET SALES               $315.7   $243.4    $153.6    $559.1    $290.3

COST OF PRODUCT SOLD     198.7    161.8      91.0     360.5     173.8
                      --------- -------- --------- --------- ---------
GROSS PROFIT             117.0     81.6      62.6     198.6     116.5
                      --------- -------- --------- --------- ---------
GROSS MARGIN              37.1%    33.5%     40.8%     35.5%     40.1%

EXPENSES:
  Research and
   development            18.2     15.2      14.3      33.4      26.7
  Selling and
   administration         63.6     61.0      39.9     124.6      71.2
  Impairment charges       0.6        -       1.5       0.6       1.5
  Restructuring
   charges                 3.2      3.2      10.1       6.4      11.9
                      --------- -------- --------- --------- ---------
    Total Expenses        85.6     79.4      65.8     165.0     111.3
                      --------- -------- --------- --------- ---------
      As a Percentage
       of Net Sales       27.1%    32.6%     42.8%     29.5%     38.3%

OPERATING INCOME          31.4      2.2      (3.2)     33.6       5.2
OPERATING MARGIN           9.9%     0.9%    (2.1%)      6.0%      1.8%
OTHER INCOME
 (EXPENSE), NET:
    Interest               1.5      0.9       1.5       2.4       2.3
    Other                  3.9     11.5      (0.9)     15.4       6.1
                      --------- -------- --------- --------- ---------

INCOME BEFORE INCOME
 TAXES                    36.8     14.6      (2.6)     51.4      13.6
PROVISION (BENEFIT)
 FOR INCOME TAXES          2.3      1.0       0.5       3.3       0.4
                      --------- -------- --------- --------- ---------
INCOME FROM CONTINUING
 OPERATIONS               34.5     13.6      (3.1)     48.1      13.2

DISCONTINUED
 OPERATIONS, NET OF
 TAX:
  Income (loss) from
   discontinued
   operations             (0.2)     2.7     (24.8)      2.5     (39.9)
  Gain (loss) on sale
   of subsidiary          (0.9)    36.2       1.3      35.3      (2.3)
                      --------- -------- --------- --------- ---------
                          (1.1)    38.9     (23.5)     37.8     (42.2)

NET INCOME (LOSS)        $33.4    $52.5    $(26.6)    $85.9    $(29.0)
                      ========= ======== ========= ========= =========
NET MARGIN                10.6%    21.6%   (17.3%)     15.4%   (10.0%)

AVERAGE COMMON SHARES
 OUTSTANDING - BASIC     115.7    115.6     115.4     115.7     115.4
                      ========= ======== ========= ========= =========
AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED   130.5    115.9     115.4     130.5     116.1
                      ========= ======== ========= ========= =========

EARNINGS (LOSS) PER
 SHARE FROM CONTINUING
 OPERATIONS - BASIC      $0.30    $0.12    $(0.03)    $0.42     $0.11
                      ========= ======== ========= ========= =========
EARNINGS (LOSS) PER
 SHARE FROM CONTINUING
 OPERATIONS - DILUTED    $0.28    $0.12    $(0.03)    $0.40     $0.11
                      ========= ======== ========= ========= =========

EARNINGS (LOSS) PER
 SHARE FROM
 DISCONTINUING
 OPERATIONS - BASIC     $(0.01)   $0.33    $(0.20)    $0.32    $(0.36)
                      ========= ======== ========= ========= =========
EARNINGS (LOSS) PER
 SHARE FROM
 DISCONTINUING
 OPERATIONS - DILUTED   $(0.01)   $0.33    $(0.20)    $0.29    $(0.36)
                      ========= ======== ========= ========= =========

NET EARNINGS (LOSS)
 PER SHARE - BASIC       $0.29    $0.45    $(0.23)    $0.74    $(0.25)
                      ========= ======== ========= ========= =========
NET EARNINGS (LOSS)
 PER SHARE - DILUTED     $0.27    $0.45    $(0.23)    $0.69    $(0.25)
                      ========= ======== ========= ========= =========


                        SUPPLEMENTARY SCHEDULE
            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
              EARNINGS PER SHARE CALCULATION - UNAUDITED
                              GAAP BASIS
               (In Millions, Except Per Share Amounts)


                                                         For the
Numerator:             For the Three Months Ended   Six Months Ended
                      ---------------------------- -------------------
                      April 29, Jan. 28, April 30, April 29, April 30,
                         2005     2005     2004       2005     2004
                      ---------------------------- -------------------
Net income (loss) from
 continuing operations     34.5     13.6     (3.1)      48.1     13.2
Convertible note
 interest                   2.0        -        -        3.9        -
Net income (loss) from
 continuing operations
 - diluted                $36.5    $13.6    $(3.1)     $52.0    $13.2
                      ============================ ===================

Denominator:
Weighted average
 common shares
 outstanding - basic      115.7    115.6    115.4      115.7    115.4
Convertible bonds
 converted to common
 stock                     14.2        -        -       14.2        -
Employee options and
 other                      0.6      0.3        -        0.6      0.7
                      ---------------------------- -------------------
Weighted average
 common shares
 outstanding - diluted    130.5    115.9    115.4      130.5    116.1
                      ============================ ===================

Basic income (loss)
 per share from
 continuing operations    $0.30    $0.12   $(0.03)     $0.42    $0.11
                      ============================ ===================
Diluted income (loss)
 per share from
 continuing operations    $0.28    $0.12   $(0.03)     $0.40    $0.11
                      ============================ ===================


            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
                            (in millions)
                     SUBJECT TO RECLASSIFICATION

                           Three Months Ended       Six Months Ended
                      ---------------------------- -------------------
                      April 29, Jan. 28, April 30, April 29, April 30,
                         2005     2005      2004      2005      2004
                      --------- -------- --------- --------- ---------
Cash Flows from
 Operating Activities:
   Net Income From
    Continuing
    Operations           $34.5    $13.6     $(3.1)    $48.1     $13.2
  Adjustments:
    Impairments            0.6        -       1.4       0.6       1.4
    Depreciation and
     amortization         13.5     13.9       9.0      27.4      18.9
    Change in bad debt
     reserves             (1.7)    (0.4)      0.8      (2.1)     (1.4)
    Change in
     inventory
     reserves              1.3     (0.4)     (0.9)      0.9      (1.1)
    Change in warranty
     reserves             (0.2)    (1.2)        -      (1.4)        -
    Non-cash stock
     compensation          0.8      0.7       0.1       1.5       0.7
    Change in deferred
     income taxes         (0.6)     0.6         -         -         -
    Gain on sale of an
     investment              -        -         -         -      (4.4)
    Loss on sale of
     business and
     product lines           -        -       3.1         -       3.4
    Gain on sale of
     fixed assets         (3.7)    (0.6)      0.1      (4.3)     (0.3)
    Other                 13.0    (11.2)        -       1.8      (0.7)
    Changes in assets
     & liabilities,
     net of
     acquisitions
      Accounts
       receivable and
       unbilled
       revenues          (64.0)    15.5      (9.9)    (48.5)      1.8
      Inventories        (12.9)   (10.1)     (7.8)    (23.0)    (12.5)
      Prepaid income
       taxes and other
       assets             (6.1)    (3.6)    (13.7)     (9.7)     (7.4)
      Accounts payable    11.5     (0.8)      4.2      10.7       4.7
      Accrued
       liabilities        13.1    (33.6)     34.2     (20.5)     20.2
                      --------- -------- --------- --------- ---------
        Total cash
         provided
         (used) by
         operating
         activities
         from
         continuing
         operations       (0.9)   (17.6)     17.5     (18.5)     36.5
        Total cash
         provided
         (used) by
         operating
         activities
         from
         discontinued
         operations       (0.3)     1.5     (13.9)      1.2     (39.8)
                      --------- -------- --------- --------- ---------
        Total cash
         used by
         operating
         activities       (1.2)   (16.1)      3.6     (17.3)     (3.3)

Cash Flows from
 Investing Activities:
  Divestitures, net of
   cash disposed             -     33.6      (1.3)     33.6       3.7
  Property and
   equipment
   additions, net of
   disposals              (4.2)    (4.6)     (3.7)     (8.8)     (6.6)
  Proceeds from
   disposal of
   property and
   equipment              13.6      3.1         -      16.7       5.6
  Proceeds from sale
   of note receivable      9.0        -         -       9.0         -
  Change in restricted
   cash                    5.8     (3.0)     (2.2)      2.8      (2.4)
  Change in
   Investments           (13.0)     7.3       4.5      (5.7)   (213.3)
                      --------- -------- --------- --------- ---------
        Total cash
         provided by
         investing
         activities       11.2     36.4      (2.7)     47.6    (213.0)


Cash Flows from
 Financing Activities:
  Increase (Decrease)
   in debt                   -        -      (7.5)        -      (8.3)
  Common stock issued      1.5      0.9       2.8       2.4       4.6
                      --------- -------- --------- --------- ---------
        Total cash
         provided by
         financing
         activities        1.5      0.9      (4.7)      2.4      (3.7)

Effect of exchange
 rate on cash              0.4      0.2         -       0.6      (0.1)
                      --------- -------- --------- --------- ---------

Increase in cash and
 cash equivalents         11.9     21.4      (3.8)     33.3    (220.1)

Cash and cash
 equivalents,
 beginning of period      88.4     67.0      72.5      67.0     288.8
                      --------- -------- --------- --------- ---------

Cash and cash
 equivalents, end of
 period                 $100.3    $88.4     $68.7    $100.3     $68.7
                      ========= ======== ========= ========= =========


    CONTACT: ADC, Minneapolis
             Investor Relations:
             Mark Borman, 952-917-0590
             or
             Public Relations:
             Chuck Grothaus, 952-917-0306